Exhibit 10.7

COLLATERAL ACCOUNT NOTIFICATION AND ACKNOWLEDGMENT

(THIRD PARTY)

Date:  June   , 2003

Banc of America Securities LLC

Address:

Ladies and Gentlemen:

This is to notify you that SuperGen, Inc., a Delaware corporation (“Pledgor”) has granted to the pledgees listed on the signature page hereto (each a “Pledgee” and collectively, the “Pledgees”) a security interest in account number                                     (the “Collateral Account”) held by Banc of America Securities LLC (the “Securities Intermediary”) together with all financial assets, investment property, securities, cash and other property now or hereafter held therein, and the proceeds thereof, including, without limitation, dividends payable in cash or stock and shares or other proceeds of conversions or splits of any securities in the Collateral Account (collectively, the “Collateral”).  Pledgor, Pledgees and the Securities Intermediary agree that the Collateral Account is a “securities account” within the meaning of Article 8 of the Uniform Commercial Code of the State of New York (the “UCC”) and that all Collateral held in the Collateral Account will be treated as financial assets under the UCC.

In connection therewith, the parties hereto agree (which agreement by the Pledgor will be construed as instructions to the Securities Intermediary):

1.                                       The Securities Intermediary is instructed to register the pledge on its books. The Securities Intermediary shall hold all certificated securities that comprise all or part of the Collateral with proper endorsements to the Securities Intermediary or in blank, or will deliver possession of such certificated securities to Pledgees.

2.                                       The Securities Intermediary is instructed to deliver to Pledgees copies of monthly statements on the Collateral Accounts.

3.                                       Each Collateral Account will be styled: “Smithfield Pledgee Group Collateral Account for SuperGen, Inc.”.

4.                                       All dividends, interest, gains and other profits with respect to the Collateral Account will be reported in the name and tax identification number of the Pledgor.

5.                                       The Securities Intermediary may not, without the prior written consent of Pledgees, sell, transfer, deliver, release or otherwise dispose of the Collateral or any interest therein unless the proceeds thereof are held or reinvested in the Collateral Account as part of the Collateral.  Except for such limitation and unless and until Pledgees entitled to a majority of the Collateral (“Required Pledgees”) provide the Securities Intermediary with written instructions to the contrary (which instruction shall be deemed to have been given by Pledgees on the date that a fully executed counterpart of this Agreement is delivered to Securities Intermediary if the box set forth below is checked), the Securities Intermediary may comply with any other orders or instructions from Pledgor concerning the Collateral Account.

☒  The Securities Intermediary may not, without prior written consent of Required Pledgees, accept instructions from anyone other than Required Pledgees with respect to the sale, transfer, delivery, release or other disposition of the Collateral.

6.                                       The Securities Intermediary agrees to comply with any order or instruction from Required Pledgees concerning the Collateral Account, including an order or instruction directing sale, transfer or redemption of all or part of the Collateral and the remittance of the proceeds thereof, if any, to Pledgees, without further consent by Pledgor.  Securities Intermediary shall have no responsibility or liability to Pledgor for complying with any order or instruction, whether oral or written, concerning the Collateral Account originated by Pledgees and shall have no responsibility to investigate the appropriateness of any such order or instruction, even if Pledgor notifies Securities Intermediary that Pledgees are not legally entitled to originate any such order or instruction.  The Securities Intermediary shall have no responsibility or liability to Pledgees for complying with any order or instruction, whether oral or written, concerning the Collateral Account originated by Pledgor except to the extent such compliance would cause the Securities Intermediary to violate (i) paragraph 5 hereof or (ii) written orders or instructions previously received from Pledgee, but only to the extent Securities Intermediary has had reasonable opportunity to act thereon.  The Securities Intermediary shall be able to rely upon any notice or order that it reasonably believes to be genuine.  The Securities Intermediary shall have no responsibility or liability to Pledgees with respect to the value of the Collateral Account or any of the Collateral.  This Agreement does not create any obligation or duty on the part of the Securities Intermediary other than those expressly set forth herein.

7.                                       The Securities Intermediary shall not be liable for any loss or damage with respect to any matter that may arise out of or in connection with this Agreement or any action taken or not taken pursuant hereto, except to the extent caused by the Securities Intermediary’s gross negligence or willful misconduct. Without limiting the foregoing, in no event shall the Securities Intermediary be responsible for indirect or consequential damages, regardless of any notice, or any loss or damage caused, directly or indirectly, by conditions beyond its control.  Pledgor agrees to indemnify and hold the Securities Intermediary, its directors, officers, employees and agents harmless from and against any and all claims, causes of action, liabilities, lawsuits, demands and/or damages, including, without limitation, any and all costs, including court costs and reasonable attorneys’ fees, that may arise out of or in connection with this Agreement or any action taken or not taken pursuant hereto, except to the extent caused by the Securities Intermediary’s gross negligence or willful misconduct.  Pledgees agree to indemnify and hold the Securities Intermediary, its directors, officers, employees and agents harmless from and against any and all claims, causes of action, liabilities, lawsuits, demands and/or damages, including, without limitation, any and all costs, including court costs and reasonable attorneys’ fees, that may arise or result from the Securities Intermediary complying with the instructions and orders of Pledgees given in connection with Pledgees’ exercise of its control over and secured rights in the Collateral Account, except to the extent caused by the Securities Intermediary’s gross negligence or willful misconduct.  The indemnities of Pledgor and Pledgees set forth in this Section 7 shall survive the termination of this Agreement.

8.                                       The Securities Intermediary is instructed that the Collateral Account is to remain a “cash account” within the meaning of Regulation T issued by the Board of Governors of the Federal Reserve System.  The Securities Intermediary represents that it has not received notice regarding any lien, encumbrance or other claim to the Collateral or the Collateral Account from any other person and has not entered into an agreement with any third party to act on such third party’s instructions without further consent of the Pledgor.  The Securities Intermediary further agrees not to enter into any such agreement with any third party.

9.                                       The Securities Intermediary subordinates to the lien and security interest of Pledgees any right of setoff, encumbrance, security interest or other claim that it may have against the Collateral.

10.                                 To the extent a conflict exists between the terms of this Agreement and any account agreement between Pledgor and the Securities Intermediary, the terms of this Agreement will control, provided that this Agreement shall not alter or affect any mandatory arbitration provision currently in effect between the Securities Intermediary and Pledgor.

11.                                 The terms of this Agreement will in no way be modified except by a writing signed by Pledgor, the Securities Intermediary, and Required Pledgees.

12.                                 The Securities Intermediary reserves the right, unilaterally, to terminate this Agreement, such termination to be effective thirty (30) days after written notice thereof is given to Pledgor and Pledgees.  At the end of such thirty (30) day period, the Securities Intermediary will deliver all assets held in the Collateral Account to Pledgees unless Pledgees and Pledgor deliver joint instruction to the Securities Intermediary during such thirty (30) day period to deliver or transfer the assets held in the Collateral Account to another party or securities intermediary.  Nothing set forth in this provision shall be deemed to limit the rights of Pledgees to issue orders or instructions to the Securities Intermediary pursuant to paragraph 6 hereof.  Termination shall not affect any of the rights and liabilities of the parties hereto incurred before the date of termination.

13.                                 This Agreement and the instructions and orders required or permitted to be executed and delivered hereunder set forth the entire agreement of the parties with respect to the subject matter hereof, and, subject to paragraph 10 above, supersede any prior agreement and contemporaneous oral agreements of the parties concerning its subject matter.

14.                                 Except as otherwise expressly provided herein, any notice, order, instruction, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by facsimile or other electronic means and electronic confirmation of error free receipt is received or upon receipt of notice sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

15.                                 If any party to this Agreement is not a natural person, the person executing this Agreement on behalf of such party hereby represents that he or she has the proper authority to execute this Agreement on behalf of such party.

16.                                 The construction and effect of every provision of this Agreement, the rights of the parties hereunder and any questions arising out of the Agreement, shall be governed by the statutory and common law of the State of New York without reference to the conflict of law provisions thereof.

*     *     *     *     *     *     *     *

IN WITNESS WHEREOF, the Pledgor and the Pledgees have agreed to the terms of this Agreement as of the date indicated above.

PLEDGOR:		PLEDGEE:

SUPERGEN, INC.		SMITHFIELD FIDUCIARY LLC

By:	By:
Name:		Name: Adam J. Chill
Title:		Title: Authorized Signatory
Telephone No.:		Telephone No.: (212) 287-4720
Address:	Address:	c/o Highbridge Capital Management, LLC
4140 Dublin Boulevard		9 West 57th Street, 27th Floor
Suite 200		New York, New York 10019
Dublin, California 94568

Date:		Date:

PLEDGEE:		PLEDGEE:

OMICRON MASTER TRUST		MAINFIELD ENTERPRISES INC.

By: Omicron Capital L.P., as investment advisor		By:
By: Omicron Capital Inc., its general partner
Name: Avi Vigder

By:		Title: Director
Name: Olivier Morali		Telephone No.: (212) 651-9005
Title: President		Address: c/o Cavallo Capital Group
Telephone No.: (212) 803-5262		660 Madison Avenue, 18th Floor
Address: c/o Omicron Capital L.P.		New York, New York 10021
810 Seventh Avenue, 39th Floor
New York, New York 10019		Date:

Date:

CRANSHIRE CAPITAL L.P.		OTAPE LLC

By:		By:
Name: Mitchell P. Kopin		Name: Richard Cayne
Title:	President – Downsview Capital, Inc.,	Title: General Counsel
the General Partner
Telephone No.: (847) 562-9030		Telephone No.: (914) 694-5857
Address: c/o Downsview Capital, Inc.		Address: c/o OTA LLC
666 Dundee Road, Suite 1901		1 Manhattanville Road
Northbrook, Illinois 60062		Purchase, New York 10577

Date:		Date:

Acknowledged and Agreed to:

BANC OF AMERICA SECURITIES LLC

By:
Name:
Title:
Date: